EXHIBIT 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of April 30, 2001 (this “Amendment”), to that certain Employment Agreement, dated as of November 1, 1997 (the “Agreement”) by and among CNB Holdings Inc., a Georgia bank holding company and its wholly-owned subsidiary, Chattahoochee National Bank (collectively, “CNB”), and H.N. Padget, Jr. (“Employee”), a resident of the State of Georgia.

RECITALS

CNB and Employee (collectively, the “Parties”) recite and declare:

A. The Parties have heretofore entered into the Agreement.

B. The Parties desire to further amend the Agreement as set forth below.

C. All capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Agreement.

SECTION I

AMENDMENT OF SECTION 2

Section 2 of the Agreement is hereby amended to delete in its entirety Section 2 and substitute, in lieu thereof, the following new Section 2 as follows:

1. Term. The period of Employee’s employment under this Agreement begins as of the receipt of the opening letter from the Office of the Comptroller of the Currency and shall continue to the earlier of (i) July 31, 2005, or (ii) any termination as provided for in Section 12 herein.

SECTION II

AMENDMENT OF EXHIBIT A

Exhibit A which is referenced in Sections 3 and 5 of the Agreement is hereby amended to delete it in its entirety and substitute, in lieu thereof, the following new Exhibit A as follows:

EXHIBIT “A”

Employee Compensation and Duties

Salary: $125,000 per year; 2 1/2% increase per year on the anniversary date of the opening of the Bank until June 30, 2000 and thereafter as follows:

SALARY EFFECTIVE DATE	SALARY
July 1, 2000	$131,250
July 1, 2001	140,000
July 1, 2002	147,000
July 1, 2003	155,000
July 1, 2004	160,000

Option/Bonus Plans: 30,000 Incentive Stock Options (“ISOs”) granted at the market price of the CNB Holdings, Inc. (“CNB”) stock on the day of grant, vested as set forth below, and certain cash bonuses as set forth below:

Target Number One: Loans made by Chattahoochee National Bank (“Bank”) to its customers within 90 days after the opening the Bank as follows:

TOTAL LOANS	CASH BONUS	ISOs 100% VESTED
Over $10,000,000	$10,000	9,000

Target Number Two: Cumulative profitability of the Bank to be achieved by the dates set forth below and provided that the Bank has received an overall CAMEL rating of 2 or better and an asset quality rating of 2 or better for its first full OCC examination:

CUMULATIVE PROFITABILITY ACHIEVED BY	CASH BONUS	ISOs 100% VESTED
January 31, 2001	$15,000	15,000
February 28,2001	14,000	14,000
March 31, 2001	13,000	13,000
April 30, 2001	12,000	12,000
May 31, 2001	11,000	11,000
June 30, 2001	10,000	10,000
July 31, 2001	9,000	9,000
August 31, 2001	8,000	8,000
September 30, 2001	7,000	7,000
October 31, 2001	6,000	6,000
November 30, 2001	5,000	5,000
December 31, 2001	4,000	4,000
January 31, 2002	3,000	3,000

February 28, 2002	2,000	2,000
March 31, 2002	1,000	1,000

In the event Employees is a full-time employee of the Bank on November 1, 2007, he will also be 100% vested in 15,000 ISOs minus those ISOs vested upon achieving cumulative profitability of the Bank as set forth in this Target Number Two.

Target Number Three: 6,000 ISOs 100% vested upon the opening of the Bank.

Other Bonuses: Additional bonuses as set forth below:

Signing Bonus. $10,000 upon execution of this Amendment.

Incentive Stock Options. As additional 3,000 Incentive Stock Options to be issued upon execution of this Amendment to vest ratably over 36 months of Mr. Padget’s continued employment with Bank and CNB.

Annual Performance Bonus. Payable each January, based on CNB’s performance exceeding targeted return on CNB’s average equity (“ROAE”) as calculated and determined in accordance with generally accepted accounting principals by CNB’s independent certified public accountants as set forth below:

FOR THE PERIOD ENDED DECEMBER 31,	ROAE TARGET	COMBINED CASH BONUS AND ESOP CONTRIBUTION
2001	7.69%	$20,000
2002	11.00%	40,000
2003	15.00%	60,000
2004	16.00%	80,000

For purposes of this Amendment: (i) ROAE shall exclude any gains or losses on investment securities as required by Statement of Financial Accounting Standards No. 115; (ii) ROAE shall be determined after subtracting the sum of any amounts paid to or for the benefit of Employee hereunder and all other bonuses and compensation paid to Bank’s employees for such period; (iii) any annual contribution made by CNB to its Employee Stock Ownership Plan (“ESOP”) for the benefit of Employee shall be subtracted from the Annual Performance Bonus with the remainder payable by CNB in cash to Employee; and (iv) in the event CNB achieves at least 85% of its ROAE Target, then Employee will receive a like percentage of the corresponding Cash Bonus and ESOP contribution above.

Termination compensation: If by: (i) CNB without Cause during the term of the Agreement payment by CNB to Employee as termination compensation in an amount equal to 12 months of existing base salary plus medical, hospitalization and term life insurance; (ii) CNB without Cause during the term of the Agreement, in the event of a Change of Control of CNB, $300,000 payment by CNB to Employee as termination compensation. Change of Control of CNB means any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of common stock of CNB; or (iii) CNB with Cause or in the event CNB or the Bank are taken over by bank regulatory authorities, no termination compensation to Employee.

Auto allowance: The Bank will provide for Employee’s use of a late model luxury automobile and will reimburse Employee for the costs of its operations and normal maintenance, such use and reimbursement not to exceed $1,000 per month in the aggregate.

Club membership: Country Club of Roswell then monthly dues.

Disability insurance: Monthly premium of $158.

Medical, hospitalization and term life insurance: Monthly premiums of $600.

Vacation: 25 “Paid Time Off” days per calendar year.

ERISA plans: Annual discretionary contributions made by CNB to its ESOP and 401(k) Plan for the benefit of Employee subject to the terms and conditions of the respective plans and to the Annual Performance Bonus set forth above.

SECTION III

AMENDMENT OF EXHIBIT B

Exhibit B which is referenced in Section 14.1.3 of the Agreement is hereby amended to delete it in its entirety and substitute in lieu thereof, the following new Exhibit B:

EXHIBIT B

Chattahoochee National Bank 7855 Northpoint Parkway Suite 200 Alpharetta, Georgia 30022

SECTION IV

EFFECT OF THIS AMENDMENT

Except as expressly modified by this Amendment, the parties ratify and confirm the Agreement in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

ATTEST: By: Its: (CORPORATE SEAL)	“CNB” CNB HOLDINGS, INC. /s/ W. DAVID SWEATT W. David Sweatt, Chairman

/s/ DAVID R. HINK David R. Hink, Chairman of the Compensation Committee

By: Its: (BANK SEAL)	CHATTAHOOCHEE NATIONAL BANK /s/ W. DAVID SWEATT W. David Sweatt, Chairman

/s/ DAVID R. HINK David R. Hink, Chairman of the Compensation Committee

WITNESS:	“Employee” /s/ H.N. PADGET, JR. H.N. Padget, Jr.

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